Exhibit 3.2.109

_040730000542

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PUTNAM THEATRICAL CORPORATION

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is Putnam Theatrical Corporation.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on February 6, 1917.

THIRD: The amendment of the certificate of incorporation effected by this certificate of amendment is as follows:

To change the purpose of the corporation.

FOURTH: To accomplish the foregoing amendment, Article Second of the certificate of incorporation is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

FIFTH: The Board of Directors and the Shareholders of the corporation authorized the amendment under the authority vested in said Board under the provisions of the certificate of incorporation and of Section 708 of the Business Corporation Law of New York.

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IN WITNESS WHEREOF, Putnam Theatrical Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its Senior Vice President, this 27th day of July, 2004.

/s/ MICHAEL POLITI
Senior Vice President
Michael Politi
Senior Vice President & Corporate Counsel

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PUTNAM THEATRICAL CORPORATION

CERTIFICATE OF INCORPORATION

ARTICLE I. The corporate name is PUTNAM THEATRICAL CORPORATION.

ARTICLE II. The purposes for which the cor______ is formed are: To buy, rent, sell, manufacture, ex_____, deal in and deal with moving picture films and also to erect, purchase, sell, lease and operate theatres and to maintain and operate other amusement enterprises of all kinds.

To purchase or otherwise acquire, sell, dispose of and deal in real and personal property of all _________except bills of exchange and gold and silver billion and in particular lands, buildings, business concerns and undertakings, mortgages, shares, stocks, debentures, securities, concessions, produce, policies, books debts and claims and any interest in real or personal property and any claims against such property or against any person or company and to carry on any business, concern or undertaking so acquired; provided such business is not of the nature which can be carried on only by corporations organised under the banking, the education, the insurance, the railroad and the transportation corporation laws.

To enter into, make, per____ and ______________contracts of every kind which a corporation organi_____ the business corporation law may _____ into, and __________ lawful purpose with any firm, person, _______________ ______tion.

To issue beads_________________________

the company from time to time, for any of the objects or purposes of the company and to secure the same by mortgage, pledge, deed of trust or otherwise.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise              of letters patent of the United States or any foreign              try, patents, patent rights, licenses and privileges, inventions, improvements, and processes, trademarks, and trade names relating to or useful in connection with the business of the corporation.

To purchase, hold and re-issue shares of its capital stock in the manner and to the extent permitted by the laws of the State of New York.

To conduct and transact business in any of the States, Territories, colonies or Dependencies of the United States, and/in any and all foreign countries; to have one or more offices therein and therein to hold, purchase, mortgage and convey real and personal property without limit as to amount, but always subject to local laws.

The foregoing clauses shall be construed both as objects and powers; and it is hereby provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

In general, to carry on any other business of the same general nature in connection with the foregoing          whether manufacturing or otherwise, and to have and to exercise all the powers conferred by the laws of the State of New York, upon corporations formed under the                                   referred to.

ARTICLE III. The number of shares of capital stock that may be issued by said corporation is 2500 (all common) which shall have no nominal or par value. The amount of capital with which the corporation will carry on business is Twelve thousand, five hundred ($12,500) Dollars.

ARTICLE IV. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors are expressly authorised:

To make, alter, amend and rescind the by-laws of the company and to fix the times for the declaration and payment of dividends, and subject to the provisions of the statute, to authorise and cause to be executed mortgages and liens upon the real and personal property of the company.

The company may use and apply its surplus earnings or accumulated profits to the purchase or acquisition of property and to the purchase or acquisition of its own capital stock from time to time and to such extent and in such manner and upon such terms, as its Board of Directors shall determine; and neither the property nor the capital stock so purchased and acquired shall be regarded as profits for the purpose of declaration or payment of dividends, unless otherwise determined by the Board of Directors or a majority thereof.

The company reserves the right to amend, alter, change or repeal any provision in this certificate contained, in the manner now or hereafter prescribed by statute for the amendment of the certificate of incorporation.

ARTICLE V. The principal office of the company is to be located in the Borough of Manhattan, County of New York, State of New York.

ARTICLE VI. The duration of the corporation is to be perpetual.

ARTICLE VII. The corporation may issue and may sell its authorised shares from time to time for such consideration as may from time to time be fixed by the Board of Directors.

ARTICLE VIII. The number of its directors is to be three (3). The directors need not be stockholders unless the by-laws of the corporation shall so require. The directors for the first year are as follows:

NAME	POST-OFFICE ADDRESSES:
CHARLES C. MOSKOWITZ	1493 Broadway, Borough of Manhattan, New York City.

HENRY J. HOEBEL	1493 Broadway, Borough of Manhattan, New York City.

LEOPOLD FRIEDMAN	1493 Broadway, Borough of Manhattan, New York City.

Pursuant to the Business Corporation Law of the State of New York, the undersigned persons of full age, all of whom are residents and citizens of the United States, and at least one of whom is a resident of the State of New York, for the purpose of forming a corporation provided for by said act, have made, signed and acknowledged this certificate of incorporation and severally agree to take the number of shares set opposite their names.

Dated, New York, February 2nd, 1917.

NAMES	POST-OFFICE ADDRESSES:	NO. OF SHARES

/s/ CHARLES C. MOSKOWITZ	1493 Broadway, Borough of Manhattan, New York City.	2

/s/ HENRY J. HOEBEL	1493 Broadway, Borough of Manhattan, New York City.	2

/s/ LEOPOLD FRIEDMAN	1493 Broadway, Borough of Manhattan, New York City.	1

STATE OF NEW YORK	:
CITY & COUNTY OF NEW YORK	:	SS:

On this 2nd day of February, 1917, before me personally appeared CHARLES C. MOSKOWITZ, _____ J. HOEBEL AND LEOPOLD FRIEDMAN, to me known and known to me to be the individuals described in and who executed the foregoing instrument, and they duly acknowledged to me that they executed the same in duplicate.

/s/ JEROME EACHENBRUCH
Commissioners of Deeds, City of New York Residing in the Bronx. Commission Expires June 29, 1917. My County Clerk’s Number 1150 My County Register’s number 17072

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

PUTNAM THEATRICAL CORPORATION

PURSUANT TO SECTION 36 OF THE STOCK, CORPORATION LAW

WE, the undersigned, being the holders of record of all the outstanding shares of Putnam Theatrical Corporation entitled to vote on a change in the number of directors, do hereby certify as follows:

1. The name of the corporation is PUTNAM THEATRICAL CORPORATION.

2. The Certificate of Incorporation was filed in the office of the Secretary of State on the 6th day of February, 1917.

3. The Certificate of Incorporation of this corporation is hereby amended, as authorized in subdivision 2 of Section 35 of the Stock Corporation Law to change the number of directors to not less than four nor more than eight.

4. To accomplish such change in the number of directors, the first sentence of Article VIII of the Certificate of Incorporation of this corporation is hereby amended to read as follows:

“The number of directors of the corporation shall not be less than four nor more than eight.”

IN WITNESS WHEREOF we have made and subscribed this Certificate 30th day of June 1954.

LOEW’S & INCORPORATED

BY	/s/ Illegible
Vice President

[SEAL]

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On this 30th day of June 1954, before me personally came JOSEPH R. VOGEL, to me known, who, being by me duly sworn, did depose and say that he resides at No. 888 Park Avenue, New York City; that he is the Vice President of Loew’s Incorporated’; the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by order.

/s/ MORRIS SHER
MORRIS SHER Notary Public, State of New York No. 86-8964200, Qualified in Kings Co. Cert. Filed in New York County Commission Expires March 30, 19__

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

LEOPOLD FRIEDMAN being duly sworn deposes and says:

That he is the Secretary of Putnam Theatrical Corporation; that the persons who executed the foregoing Certificate of Increase of the number of directors of Putnam Theatrical Corporation constitute the holders of record of all outstanding shares of said corporation entitled to vote with relation to the proceedings provided for in the Certificate.

Subscribed and sworn to before me this 30th day of June 1954.

/s/ MORRIS SHER
MORRIS SHER Notary Public, State of New York No. 86-8964200, Qualified in Kings Co. Cert. Filed in New York County Commission Expires March 30, 19__

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

PUTNAM THEATRICAL CORPORATION

PURSUANT TO SECTION 36 OF THE STOCK CORPORATION LAW

THE UNDERSIGNED, holder of record of all the outstanding shares of PUTNAM THEATRICAL CORPORATION entitled to vote with relation to the proceedings provided for in this Certificate, does hereby certify as follows:

1. The name of the corporation is PUTNAM THEATRICAL CORPORATION

2. The Certificate of Incorporation of said corporation was filed in the office of the Secretary of State on the 6th day of February, 1917.

3. The Certificate of Incorporation is hereby amended to effect a change authorized in subdivision 2 of Section 35 of the Stock Corporation Law, to wit: to provide that the number of directors shall be not less than three nor more than ten.

4. To accomplish the amendment, the provision of the Certificate of Incorporation, as amended by a Certificate of Amendment filed on the 24th day of August, 1954, fixing the number of directors, is hereby further amended to read as follows:

“The number of directors of the corporation shall be not less than three nor more than ten.”

IN WITNESS WHEREOF, the undersigned has subscribed and acknowledged this Certificate this 5th day of April, 1957.

LOEW’S INCORPORATED

By:	/s/ CHARLES C. MOSKOWITZ
Charles C. Moskowitz, Vice-Pres.

[SEAL]

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	SS:

On this 5th day of April, 1957, before me personally came CHARLES C. MOSKOWITZ to me known, who being by me duly sworn, did depose and say that he resides at 8245 Beverly Road, Kew Gardens, L.I.,N.Y.; that he is the Vice-President of LOEW’S INCORPORATED, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; that he signed his name thereto by like order.

/s/ THOMAS BRESS
THOMAS BRESS
NOTARY PUBLIC, STATE OF NEW YORK
NO. 30-0410200
TERM EXPIRES MARCH 30, 1959

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	SS:

ARCHIE WELTMAN, being duly sworn, deposes and says:

That he is the Secretary of PUTNAM THEATRICAL CORPORATION; that LOEW’S INCORPORATED which executed the foregoing Certificate of Amendment is the holder of record of all outstanding shares of PUTNAM THEATRICAL CORPORATION entitled to vote with relation to the proceedings provided for in said Certificate.

/s/ ARCHIE WELTMAN
ARCHIE WELTMAN

Subscribed and sworn to before me this 5th day of April, 1957.

/s/ THOMAS BRESS
THOMAS BRESS
NOTARY PUBLIC, STATE OF NEW YORK
NO. 30-0410200
TERM EXPIRES MARCH 30, 1959

F020322000337

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

Putnam Theatrical Corporation

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1.	The name of the corporation is: Putnam Theatrical Corporation.

2.	The certificate of incorporation of said corporation was filed by the Department of State on February 6, 1917.

3.	The certificate of incorporation is amended so that Article Three is amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.	Shareholder approval was not required. In accordance with Section 808 of the New York Business Corporation Law, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40370, confirmed and approved on March 1, 2002.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 21 day of March, 2002.

Dated: March 21, 2002

Putnam Theatrical Corporation

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President, signing pursuant to the Bankruptcy Court order and in accordance with section 808 of the NY Business Corporation Law.

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